UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2019 (September 25, 2019)

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.25 par value	CUO	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 25, 2019, the Board of Directors of Continental Materials Corporation (the “Company”) voted to approve the cessation of mining operations at the Company’s Pikeview limestone quarry located near Colorado Springs, Colorado (the “Pikeview Quarry”). The Company has determined that continued operation of the Pikeview Quarry was not in the Company’s best economic interests due to increasing costs, and that ceasing operations at the Pikeview Quarry would allow the Company to focus its resources in a manner that will best serve its customers and better position the Company to remain competitive in the other markets that it serves. Active mining at the Pikeview Quarry is expected to conclude by the end of 2019, though the Pikeview Quarry may continue to receive income from dumping or similar fees as the process to reclaim the quarry is completed over the next five to ten years.

The Company expects to record charges of approximately $21 million in connection with the cessation of operations and reclamation of the Pikeview Quarry. The Company expects to recognize this estimated amount in the third quarter of 2019. However, the estimated amount is subject to ongoing review and may be revised up or down over time as progress is made toward full reclamation. The Company expects to make cash expenditures approximately equal to the amount of reclamation costs as the reclamation process proceeds, with the majority of the cash outlay occurring in the first few years of reclamation. The Company does not anticipate incurring any other material charges or cash expenditures in connection with the closing of operations at the Pikeview Quarry. The amounts of charges and expenses are estimates and subject to change until finalized.

Forward-Looking Statements

This report contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” “will likely result,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results or operating performance, the expected timing for completing the closure of the Pikeview Quarry, and statements about the Company’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) the inability to complete the closure and/or reclamation activities relating to the Pikeview Quarry as planned or within the time periods anticipated, whether due to changes in regulations, technology or other factors; (b) changes in preliminary accounting estimates due to the significant judgments and assumptions required; and (c) the other risk factors disclosed in Part I, Item 1A of the Company’s Form 10-K for the year ended December 29, 2018, as well as the Company’s other reports filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: October 1, 2019	By:	/s/Paul Ainsworth
Paul Ainsworth Chief Financial Officer